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                                                                    Exhibit 23.2

                        Consent Of Independent Accountant

The Board of Directors
inTEST Corporation:


We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Historical Financial Data of inTEST Corporation" and "Experts" in the joint proxy statement/prospectus.



/s/ KPMG LLP
-----------------------------
Philadelphia, Pennsylvania
February 3, 2000